UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    November 5, 2025
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

325 Corporate Drive Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5800

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
On November 5, 2025 Albany International issued a news release reporting third quarter 2025 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on Thursday November 6, 2025. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated November 5, 2025 reporting third-quarter 2025 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Willard C. Station

Name:	Willard C. Station
Title:	Executive Vice President, Chief Financial Officer
(Principal Financial Officer)
Date: November 5, 2025

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated November 5, 2025 reporting third-quarter 2025 financial results.
104	Inline XBRL cover page.

Exhibit 99.1

Albany International Reports Third-Quarter 2025 Results

•Initiated a strategic review of the structures assembly business and reached a definitive agreement to conclude the Gulfstream contract to increase focus on differentiated advanced composite technologies.

•Q3 2025 revenue of $261.4 million, compared to $298.4 million in Q3 2024, including an unfavorable revenue impact of $46.0 million related to the CH-53K loss reserve and program adjustments. Prior year reported revenue included an unfavorable long-term program accounting impact on revenue of $13.3 million related to CH-53K.

•Q3 2025 net loss of $97.8 million, or $3.37 per diluted share, including the previously announced $147.3 million pre-tax loss reserve and program adjustments on the CH-53K program, compared to net income of $18.0 million, or $0.57 per diluted share in the prior year. For comparison, prior year reported results included a pre-tax charge of $22.4 million for program accounting, of which $13.3 million was related to CH-53K. In addition, prior year net income included a tax benefit of $7 million, or $0.24 per diluted share.

•Adjusted net income of $20.6 million, or $0.71 per diluted share in Q3 2025, compared to $35.2 million, or $1.12 per diluted share in Q3 2024. In both periods, the impact of the CH-53K program adjustments are excluded.

•Adjusted EBITDA of $56.2 million in Q3 2025, compared to $66.9 million in Q3 2024. In both periods, the impact of the CH-53K program adjustments are excluded.

•Repurchased $50.5 million of common stock, paid $8.0 million in dividends, and invested $18.3 million in capital in the third quarter, continuing our commitment for balanced capital allocation.

PORTSMOUTH, N.H.--(BUSINESS WIRE)--November 5, 2025 — Albany International Corp. (NYSE:AIN) today reported operating results for its third quarter of 2025, which ended September 30, 2025.

Gunnar Kleveland, Albany International’s President and Chief Executive Officer said, “As announced last week, we are continuing the transformation of Albany International and have initiated a strategic review of our structures assembly business and its associated production site in Salt Lake City, including a potential sale of all or part of the site. Alongside this effort we took decisive action to de-risk our program assumptions which marks an important first step in resolving the issue. While some near-term uncertainty remains, our remaining Aerospace portfolio is becoming more strategically aligned with our priorities to secure growth and new business where we have a distinct competitive advantage that leverages our differentiated advanced technologies and delivers greater returns.”

"In the third quarter, our underlying performance was resilient despite a challenging backdrop of program specific and macroeconomic factors. Kleveland continued, "We delivered adjusted EBITDA margin of 18.3% through operational discipline, coupled with strong free cash flow of $26 million."

Kleveland concluded, “At the same time, we are investing for growth while returning significant capital to shareholders. Over the past twelve months, we have deployed $67.9 million in capital expenditures and $46.6 million in research and development, advancing both footprint optimization and next-generation technologies and capabilities. We have also returned more than $200 million to shareholders through dividends and buybacks, including the repurchase of roughly 8% of our shares outstanding. These actions underscore both our confidence in Albany’s long-term prospects and our commitment to disciplined capital allocation.”

Consolidated Summary

The Company’s revenues were $261.4 million in the third quarter of 2025, including $46.0 million revenue impact related to the loss reserve and program adjustments on the Company's CH-53K program, compared to $298.4 million in the same period of 2024. Charges related to the CH-53K program were $13.3 million in the prior year. Excluding these charges, third quarter revenue reflects softer sales volume in certain Machine Clothing end markets, particularly in Asia, partially offset by higher volume in the Company’s Engineered Composites segment driven by the LEAP program.

The Company reported a GAAP net loss of $97.8 million, or $3.37 per diluted share, compared to net income of $18.0 million, or $0.57 per diluted share in the third quarter of 2024. Prior year net income included a tax benefit of $7 million, or $0.24 per diluted share. On an adjusted basis, the Company reported adjusted net income of $20.6 million, or $0.71 per diluted share in the third quarter of 2025, compared to adjusted net income of $35.2 million, or $1.12 per diluted share in Q3 2024. In both periods, the impact of the CH-53K program adjustments are excluded.

Segment Summary

Machine Clothing

Segment revenues were $175.0 million in the third quarter of 2025, compared to $183.0 million in the prior-year period, a decline of 4.4%. Lower year-over-year revenue primarily stemmed from further weakening in Asian paper markets, particularly in China, where consumption levels declined even further from the second quarter resulting in reduced demand for paper machine fabrics. While all other regions remain stable, our business remains focused on its quality customer base to provide best-in-class solutions and service, and where possible adjusting our global capacity to best optimize lead times and manufacturing cost. Comparisons to prior year are also impacted by certain intentional and strategic business exits, as well as some favorable impact of the US dollar weakening vs. the Euro.

Segment profitability remained resilient, with an adjusted EBITDA margin of 31.0%, compared to 33.2% in the third quarter of 2024. The margin decline is primarily impacted by lower volumes in Asia, partially offset by the benefits of ongoing footprint optimization initiatives. We continue to execute our plan of rationalizing production across our network of facilities.

Engineered Composites

Engineered Composites revenues were $86.5 million, compared to $115.4 million in the third quarter of 2024, with the decrease entirely resulting from the previously announced loss reserve and program adjustments on the CH-53K program that unfavorably affected third quarter GAAP revenue by $46.0 million. For year-over-year comparison, excluding the effect of CH-53K program impacts, revenue increased to $132.5 million, from $128.7 million, mainly due to higher revenue on the LEAP program.

Adjusted EBITDA margin was 9.6%, and for year-over-year comparison excluding the effect of the CH-53K program charges compared to 10.3% in the third quarter of 2024. The Company announced that it has initiated a strategic review of its structures assembly business, CH-53k program and its production site including the potential sale of all or part of the site. In addition, the business is closing out its contract with Gulfstream by year-end that further reduces future exposure. All of the Company’s other remaining programs are performing well.

Consolidated Results

Consolidated gross profit (loss) for the third quarter of 2025 was $(49.9) million, compared to gross profit of $90.4 million reported in the third quarter of 2024. For year over year comparison excluding the effect of CH-53K program charges, gross margin declined to 31.7% from 33.3% in the prior-year period, mainly reflecting the higher contribution margin impact of lower shipments in the Machine Clothing segment.

Consolidated adjusted EBITDA for the quarter was $56.2 million, compared to $66.9 million in the third quarter of 2024 after excluding the effect of CH-53K program charges. Adjusted EBITDA margin was 18.3%, compared to 21.5% in the prior year.

Interest expense, net was $5.9 million, compared to $2.4 million in the third quarter of 2024. Other income and expense, net was net favorable $0.3 million, compared to a net charge of $3.3 million in the prior year.

The company reported a loss before taxes of $122.1 million, compared to pre-tax income of $19.5 million in the third quarter of 2024. The effective income tax rate for the third quarter of 2025 was 20.0%, compared to 6.6% in 2024.

The GAAP net loss attributable to the Company was $97.8 million, or $3.37 per diluted share, compared to GAAP net income attributable to the company of $18.0 million, or $0.57 per diluted share, in the prior-year quarter. Prior year net income included a tax benefit of $7 million, or $0.24 per diluted share. On an adjusted basis, the Company reported net income of $20.6 million, or $0.71 per diluted share, compared to $35.2 million or $1.12 per diluted share. In both periods, the impact of the CH-53K program adjustments are excluded.

For a full reconciliation of GAAP to non-GAAP results, please refer to the tables and Basis of Presentation included in this release.

End Markets and Business Updates

The Machine Clothing segment delivered mixed performance by region. In North America, shipments improved sequentially, though order intake remained soft due to ongoing packaging and corrugator mill closures driven by industry consolidation, partially offset by continued stability in the tissue market. In Europe, the market recovery continues but showing signs of flattening during the quarter. Asian markets remain at a low level of overall demand, driven largely by over-capacity, however tissue continues to represent a source of regional strength with planned new investments.

In Engineered Composites, the Company announced a strategic review of its structures assembly business and its related production site, along with the close-out of the Gulfstream program. Both of these actions substantially derisk the portfolio going forward. All remaining programs are performing well with solid execution across defense and commercial aerospace platforms. In commercial programs, LEAP continued to recover with higher year-over-year sales as OEM production levels continue to ramp into 2026. In defense end markets, the business remains well positioned on its work content for F-35, in addition to the JASSM and LRASM missile programs, while continuing to invest and develop its capabilities to serve both conventional missiles and an emerging hypersonic missile market. The business continues to support the growth of BETA Technologies through its electric aircraft certification and growth ramp in the advanced air mobility market. New business pursuits remain rich across commercial aircraft and engine, space, defense and advanced air mobility markets and focused on our differentiated competitive advantages.

Capital Allocation Balance Sheet and Cash Flow

Albany generated free cash flow of $25.7 million in the quarter, compared to $31.2 million in the prior-year period.

The Company continued to return capital to shareholders through dividends and share repurchases. Albany repurchased $50.5 million of its common stock during the quarter and declared a quarterly dividend of $0.27 per share. At quarter end, approximately $93.4 million remained available under the existing share repurchase authorization.

Capital expenditures were $18.3 million, compared to $15.4 million in the third quarter of 2024, and included facility optimization and customer program investments. Research and development expenses totaled $11.5 million, compared to $10.8 million in the third quarter of 2024, consistent with the Company’s commitment to advancing proprietary technologies and supporting long-term growth in both Machine Clothing and Engineered Composites.

Albany ended the quarter with cash and cash equivalents of $108.3 million and total debt of $480.6 million, resulting in a net debt position of $372.3 million. The Company maintains significant financial flexibility and liquidity to support ongoing investment initiatives while continuing to return capital to shareholders.

Outlook and Guidance

As a result of the ongoing strategic review of the Structures business, the Company is withdrawing its full-year guidance. The potential range and timing of outcomes from the process make it difficult to provide a full-year outlook that would meaningfully represent the range of expected outcomes.

The Company intends to reintroduce full-year 2026 guidance when it reports fourth-quarter results.

Third-Quarter 2025 Results Conference Call / Webcast

The Company will host a webcast to discuss third quarter 2025 results at 9:00 a.m. Eastern Time on Thursday, November 6, 2025. Interested parties are encouraged to listen to the live webcast via the Company’s Investor Relations website at investors.albint.com.

Interested parties may access dial-in information for the call by registering via web link https://edge.media-server.com/mmc/p/hjax9xup.

The Company will also make available on its IR Homepage supplementary presentation materials that will be referenced during its conference call.

An archive of the webcast will be available for replay on the website at approximately noon Eastern Time on November 6, 2025

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues	$261,434	$298,386	$861,607	$943,710
Cost of goods sold	311,372	208,002	717,552	632,257

Gross profit/(loss)	(49,938)	90,384	144,055	311,453
Selling, general, and administrative expenses	51,905	52,097	164,219	162,447
Technical and research expenses	11,467	10,844	35,915	35,369
Restructuring expenses, net	3,197	2,272	9,895	6,584

Operating income/(loss)	(116,507)	25,171	(65,974)	107,053
Interest expense/(income), net	5,897	2,411	14,702	8,680
Other expense/(income), net	(347)	3,257	4,170	5,932

Income (loss) before income taxes	(122,057)	19,503	(84,846)	92,441
Income tax expense/(benefit)	(24,419)	1,282	(13,889)	22,131

Net income/(loss)	(97,638)	18,221	(70,957)	70,310
Net income/(loss) attributable to the noncontrolling interest	122	192	265	366
Net income/(loss) attributable to the Company	$(97,760)	$18,029	$(71,222)	$69,944

Earnings per share attributable to Company shareholders - Basic	$(3.37)	$0.58	$(2.38)	$2.24

Earnings per share attributable to Company shareholders - Diluted	$(3.37)	$0.57	$(2.38)	$2.23

Shares of the Company used in computing earnings per share:
Basic	29,012	31,251	29,914	31,234

Diluted	29,012	31,367	29,914	31,333

Dividends declared per Class A share	$0.27	$0.26	$0.81	$0.78

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$108,310	$115,283
Accounts receivable, net	258,503	246,688
Contract assets, net	140,259	166,557
Inventories	159,664	145,845
Income taxes prepaid and receivable	33,037	19,187
Prepaid expenses and other current assets	40,758	37,132
Total current assets	$740,531	$730,692

Property, plant and equipment, net	573,233	563,431
Intangibles, net	36,098	38,127
Goodwill	184,291	176,261
Deferred income taxes	57,236	28,757
Other assets	110,205	111,428
Total assets	$1,701,594	$1,648,696

Liabilities and Shareholders' Equity
Accounts payable	$85,994	$66,095
Accrued liabilities	222,434	141,904
Income taxes payable	7,964	18,367
Total current liabilities	316,392	226,366

Long-term debt	480,631	318,531
Other noncurrent liabilities	140,764	138,830
Deferred taxes and other liabilities	18,800	16,022
Total liabilities	956,587	699,749

Commitments and Contingencies

Shareholders' Equity:
Class A Common Stock, par value $0.001 per share; authorized 100,000,000 shares; 40,989,106 issued in 2025 and 40,917,539 in 2024	41	41
Additional paid in capital	460,294	452,933
Retained earnings	970,435	1,065,763
Accumulated items of other comprehensive income:
Translation adjustments	(123,189)	(181,555)
Pension and postretirement liability adjustments	(17,372)	(14,328)
Derivative valuation adjustment	(737)	(106)
Treasury stock (Class A), at cost; 12,325,515 shares in 2025 and 9,844,746 in 2024	(550,174)	(379,210)
Total shareholders' equity	739,298	943,538
Noncontrolling interest	5,709	5,409
Total equity	745,007	948,947
Total liabilities and shareholders' equity	$1,701,594	$1,648,696

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income/(loss)	$(70,957)	$70,310
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	61,577	61,813
Amortization	3,903	5,190
Change in deferred taxes and other liabilities	(21,864)	(7,552)
Impairment of property, plant and equipment	(390)	1,425
Non-cash interest expense	777	769
Contract loss provision	139,665	—
Compensation and benefits paid or payable in Class A Common Stock	9,882	4,438
Provision/(recovery) for credit losses from uncollected receivables and contract assets	553	40
Foreign currency remeasurement loss/(gain) on intercompany loans	7,587	2,263
Fair value adjustment on foreign currency contracts	—	1,105
Gain on sale of assets	(1,566)	(515)

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	2,152	17,980
Contract assets	(7,952)	(15,194)
Inventories	(5,105)	5,918
Prepaid expenses and other current assets	(3,286)	2,768
Income taxes prepaid and receivable	(13,825)	2,602
Accounts payable	18,684	7,316
Accrued liabilities	(22,887)	(8,320)
Income taxes payable	(13,022)	(11,995)
Other noncurrent liabilities	(4,307)	(17)
Other, net	(847)	(359)
Net cash provided by operating activities	78,772	139,985

Cash flows from investing activities:
Purchases of property, plant and equipment	(47,559)	(61,985)
Purchased software	(1,250)	(101)
Proceeds received from sale of assets	3,243	1,033
Net cash used in investing activities	(45,566)	(61,053)

Cash flows from financing activities:
Proceeds from borrowings	231,999	48,106
Repayment of borrowings	(82,044)	(142,691)
Purchase of Treasury shares	(170,964)	—
Taxes paid in lieu of share issuance	(2,521)	(2,832)
Dividends paid	(24,738)	(24,356)
Net cash used in financing activities	(48,268)	(121,773)

Effect of exchange rate changes on cash and cash equivalents	8,089	(3,357)

Decrease in cash and cash equivalents	(6,973)	(46,198)
Cash and cash equivalents at beginning of period	115,283	173,420
Cash and cash equivalents at end of period	$108,310	$127,222

The following table presents the reconciliation of Net revenues to net revenues excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	Net revenues as reported, Q3 2025	(Decrease)/ increase due to changes in currency translation rates	Q3 2025 revenues on same basis as Q3 2024 currency translation rates	Net revenues as reported, Q3 2024	% Change compared to Q3 2024, excluding currency rate effects
Machine Clothing	$174,950	$(2,595)	$172,355	$183,033	(5.8)%
Albany Engineered Composites	86,484	(422)	86,062	115,353	(25.4)%
Consolidated total	$261,434	$(3,017)	$258,417	$298,386	(13.4)%

(in thousands, except percentages)	Net revenues as reported, YTD 2025	(Decrease)/ increase due to changes in currency translation rates	YTD 2025 revenues on same basis as 2024 currency translation rates	Net revenues as reported, YTD 2024	% Change compared to 2024, excluding currency rate effects
Machine Clothing	$530,573	$(3,104)	$527,469	$561,828	(6.1)%
Albany Engineered Composites	331,034	(859)	330,175	381,882	(13.5)%
Consolidated total	$861,607	$(3,963)	$857,644	$943,710	(9.1)%

The following table presents Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q3 2025	Gross profit margin, Q3 2025	Gross profit, Q3 2024	Gross profit margin, Q3 2024
Machine Clothing	$82,070	46.9%	$88,921	48.6%
Albany Engineered Composites	(132,008)	(152.6)%	1,463	1.3%
Consolidated total	$(49,938)	(19.1)%	$90,384	30.3%

(in thousands, except percentages)	Gross profit, YTD 2025	Gross profit margin, YTD 2025	Gross profit, YTD 2024	Gross profit margin, YTD 2024
Machine Clothing	$245,731	46.3%	$262,449	46.7%
Albany Engineered Composites	(101,676)	(30.7)%	49,004	12.8%
Consolidated total	$144,055	16.7%	$311,453	33.0%

Reconciliations of Net revenue to adjusted net revenue (non-GAAP); Gross profit/(loss) to adjusted gross profit/(loss) (non-GAAP); and Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods have been calculated as follows.

Prior year amounts have been recast to adjust for the impact of CH-53K for comparability.

Three months ended September 30, 2025
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net revenues (GAAP)	$174,950	$86,484	$—	$261,434
CH-53K revenue impact	—	46,007	—	46,007
Adjusted net revenues (non-GAAP)	$174,950	$132,491	$—	$307,441

Gross profit/(loss) (GAAP)	$82,070	$(132,008)	$—	$(49,938)
CH-53K loss contract reserve and program adjustments	—	147,269	—	147,269
Adjusted gross profit/(loss) (non-GAAP)	$82,070	$15,261	$—	$97,331
Adjusted gross profit/(loss) margin (non-GAAP)	46.9%	11.5%	—%	31.7%

Net income/(loss) (GAAP)	$43,103	$(148,012)	$7,271	$(97,638)
Interest expense/(income), net	—	—	5,897	5,897
Income tax expense	—	—	(24,419)	(24,419)
Depreciation and amortization expense	8,604	13,479	355	22,438
EBITDA (non-GAAP)	51,707	(134,533)	(10,896)	(93,722)
Restructuring costs and other	1,960	113	1,124	3,197
CH-53K loss contract reserve and program adjustments	—	147,269	—	147,269
Foreign currency revaluation (gains)/losses	541	92	(1,054)	(421)
Other transition expenses	—	—	—	—
Pre-tax loss/(income) attributable to noncontrolling interest	2	(160)	—	(158)
Adjusted EBITDA (non-GAAP)	$54,210	$12,781	$(10,826)	$56,165
Adjusted EBITDA margin (Adjusted EBITDA divided by Adjusted net revenues)	31.0%	9.6%	—	18.3%

Three months ended September 30, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net revenues (GAAP)	$183,033	$115,353	$—	$298,386
CH-53K revenue impact	—	13,311	—	13,311
Adjusted net revenues (non-GAAP)	$183,033	$128,664	$—	$311,697

Gross profit/(loss) (GAAP)	$88,921	$1,463	$—	$90,384
CH-53K loss contract reserve and program adjustments	—	13,311	—	13,311
Adjusted gross profit/(loss) (non-GAAP)	$88,921	$14,774	$—	$103,695
Adjusted gross profit/(loss) margin (non-GAAP)	48.6%	11.5%	—%	33.3%

Net income/(loss) (GAAP)	$47,624	$(14,296)	$(15,106)	$18,222
Interest expense/(income), net	—	—	2,411	2,411
Income tax expense	—	—	1,282	1,282
Depreciation and amortization expense	8,429	13,596	285	22,310
EBITDA (non-GAAP)	56,053	(700)	(11,128)	44,225
Restructuring costs and other	2,976	34	31	3,041
CH-53K loss contract reserve and program adjustments	—	13,311	—	13,311
Foreign currency revaluation (gains)/losses	1,435	(348)	1,793	2,880
Other transition expenses	—	993	(509)	484
Strategic/integration costs	410	—	2,559	2,969
Pre-tax (income) attributable to noncontrolling interest	(41)	(8)	—	(49)
Adjusted EBITDA (non-GAAP)	$60,833	$13,282	$(7,254)	$66,861
Adjusted EBITDA margin (Adjusted EBITDA divided by Adjusted net revenues) (non-GAAP)	33.2%	10.3%	—	21.5%

Nine months ended September 30, 2025
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net revenues (GAAP)	$530,573	$331,034	$—	$861,607
CH-53K revenue impact	—	54,308	—	54,308
Adjusted net revenues (non-GAAP)	$530,573	$385,342	$—	$915,915

Gross profit/(loss) (GAAP)	$245,731	$(101,676)	$—	$144,055
CH-53K loss contract reserve and program adjustments	—	157,553	—	157,553
Adjusted gross profit/(loss) (non-GAAP)	$245,731	$55,877	$—	$301,608
Adjusted gross profit/(loss) margin (non-GAAP)	46.3%	14.5%	—%	32.9%

Net income/(loss) (GAAP)	$119,236	$(149,070)	$(41,123)	$(70,957)
Interest expense/(income), net	—	—	14,702	14,702
Income tax expense	—	—	(13,889)	(13,889)
Depreciation and amortization expense	24,283	40,229	968	65,480
EBITDA (non-GAAP)	143,519	(108,841)	(39,342)	(4,664)
Restructuring costs and other	5,011	1,801	206	7,018
CH-53K loss contract reserve and program adjustments	—	157,553	—	157,553
Foreign currency revaluation (gains)/losses	5,700	(52)	7,454	13,102
Other transition expenses	—	(412)	—	(412)
Strategic/integration costs	182	—	616	798
Pre-tax (income) attributable to noncontrolling interest	122	(459)	—	(337)
Adjusted EBITDA (non-GAAP)	$154,534	$49,590	$(31,066)	$173,058
Adjusted EBITDA margin (Adjusted EBITDA divided by Adjusted net revenues) (non-GAAP)	29.1%	12.9%	—	18.9%

Nine months ended September 30, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net revenues (GAAP)	$561,828	$381,882	$—	$943,710
CH-53K revenue impact	—	13,311	—	13,311
Adjusted net revenues (non-GAAP)	$561,828	$395,193	$—	$957,021

Gross profit/(loss) (GAAP)	$262,449	$49,004	$—	$311,453
CH-53K loss contract reserve and program adjustments	—	13,311	—	13,311
Adjusted gross profit/(loss) (non-GAAP)	$262,449	$62,315	$—	$324,764
Adjusted gross profit/(loss) margin (non-GAAP)	46.7%	15.8%	—%	33.9%

Net income/(loss) (GAAP)	$141,705	$(3,692)	$(67,703)	$70,310
Interest expense/(income), net	—	—	8,680	8,680
Income tax expense	—	—	22,131	22,131
Depreciation and amortization expense	25,438	40,700	865	67,003
EBITDA (non-GAAP)	167,143	37,008	(36,027)	168,124
Restructuring costs and other	4,581	3,144	146	7,871
CH-53K loss contract reserve and program adjustments	—	13,311	—	13,311
Foreign currency revaluation (gains)/losses	(1,247)	(110)	636	(721)
Other transition expenses	—	993	984	1,977
Strategic/integration costs	1,468	182	3,409	5,059
Pre-tax (income) attributable to noncontrolling interest	(110)	(193)	—	(303)
Adjusted EBITDA (non-GAAP)	$171,835	$54,335	$(30,852)	$195,318
Adjusted EBITDA margin (Adjusted EBITDA divided by Adjusted net revenues) (non-GAAP)	30.6%	13.7%	—	20.4%

A reconciliation from Net income/(loss) (GAAP) to Adjusted net income (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2025	2024	2025	2024
Net income/(loss) (GAAP)	$(97,760)	$18,029	(71,222)	69,944
Restructuring costs and other	2,558	2,696	5,610	6,360
Foreign Currency Reval (gains)/losses	(337)	1,880	10,953	(459)
CH-53K loss contract reserve and program adjustments	116,107	10,095	129,887	10,435
Strategic/Integration Costs	—	2,170	667	3,686
Other transitions costs	—	363	(344)	1,534
Adjusted net income (non-GAAP)	20,568	35,233	75,551	91,500

Per share impact of the adjustments to earnings per share are as follows:

Three months ended September 30, 2025 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
CH-53K loss contract reserve and program adjustments	$147,269	$31,162	$116,107	$4.00
Restructuring costs and other	3,197	639.4	2,558	0.09
Foreign currency revaluation (gains)/losses	(421)	(84.2)	(337)	(0.01)

Three months ended September 30, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
CH-53K loss contract reserve and program adjustments	$13,311	$3,216	$10,095	$0.32
Restructuring costs and other	3,041	345	2,696	0.09
Foreign currency revaluation (gains)/losses	2,880	1,000	1,880	0.06
Other transition expenses	484	121	363	0.01
Strategic/integration costs	2,969	799	2,170	0.07

Nine months ended September 30, 2025 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
CH-53K loss contract reserve and program adjustments	$157,553	$27,666	$129,887	$4.34
Restructuring costs and other	7,018	1,408	5,610	0.19
Foreign currency revaluation (gains)/losses	13,102	2,149	10,953	0.37
Other transition expenses	(412)	(68)	(344)	(0.01)
Strategic/integration costs	798	131	667	0.02

Nine months ended September 30, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
CH-53K loss contract reserve and program adjustments	$13,311	$2,876	$10,435	$0.33
Restructuring costs and other	7,871	1,511	6,360	0.20
Foreign currency revaluation (gains)/losses	(721)	(262)	(459)	(0.01)
Other transition expenses	1,977	443	1,534	0.05
Strategic/integration costs	5,059	1,373	3,686	0.12

The following table provides a reconciliation of Earnings per share attributable to the Company shareholders - Diluted (GAAP) to Adjusted earnings per share attributable to the Company shareholders - Diluted (non-GAAP):

	Three months ended September 30,		Nine months ended September 30,
Per share amounts (Diluted)	2025	2024	2025	2024
Earnings per share attributable to Company shareholders - Basic (GAAP)	$(3.37)	$0.58	$(2.38)	$2.24
Effect of dilutive stock-based compensation plans	—	(0.01)	—	(0.01)
Earnings per share attributable to Company shareholders - Diluted (GAAP)	$(3.37)	$0.57	$(2.38)	$2.23
Adjustments, after tax:
CH-53K loss contract reserve and program adjustments	4.00	0.32	4.34	0.33
Restructuring costs and other	0.09	0.09	0.19	0.20
Foreign currency revaluation (gains)/losses	(0.01)	0.06	0.37	(0.01)
Other transition expenses	—	0.01	(0.01)	0.05
Strategic/integration costs	—	0.07	0.02	0.12
Adjusted earnings per share attributable to Company shareholders - Diluted (non-GAAP)	$0.71	$1.12	$2.53	$2.92

The calculations of net debt are as follows:

(in thousands)	September 30, 2025	December 31, 2024	September 30, 2024
Current maturities of long-term debt	$—	$—	$555
Long-term debt	480,631	318,531	361,639
Total debt	480,631	318,531	362,194
Cash and cash equivalents	108,310	115,283	127,222
Net debt (non-GAAP)	$372,321	$203,248	$234,972

Free cash flow is defined as GAAP "Net cash provided by operating activities" in a period less "Purchases of property, plant and equipment" and "Purchased software" in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$43,939	$46,617	$78,772	$139,985
Purchases of property, plant and equipment	(18,033)	(15,369)	(47,559)	(61,985)
Purchased software	(245)	(61)	(1,250)	(101)
Free cash flow	$25,661	$31,187	$29,963	$77,899

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses.
• Machine Clothing is the world’s leading producer of custom-designed, consumable belts essential for the manufacture of paper, paperboard, tissue and towel, pulp, non-wovens and a variety of other industrial applications.
• Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms.
Albany International is headquartered in Portsmouth, New Hampshire, operates 30 facilities in 13 countries, employs approximately 5,400 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Basis of Presentation

Certain amounts in prior year financial statements have been reclassified to conform to current year presentation.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; adjusted net revenues; Adjusted Gross profit/(loss); Adjusted Operating income/(loss);EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; Adjusted Net Income; and Adjusted Diluted earnings per share (or Adjusted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These current year revenues converted at prior year rates are then compared to the U.S. dollar amount as reported in the prior period.

Adjusted Net Revenue (calculated as net revenues excluding adjustments to revenues from certain existing customer contracts which are deemed unique and highly unusual), is a supplemental measure of our performance that is not required by, or presented in accordance with U.S. GAAP. The company defines Adjusted Net Revenues excluding adjustments to revenues related to certain existing contracts that are not reflective of the Company’s ongoing or expected future operational performance due to their review of strategic alternatives for its structures assembly business, which could include a potential sale of that portion of the business. Such excluded adjustments do not consist of items that are considered normal or recurring in the course of continued business operations.

Adjusted Gross Profit/(Loss) (calculated as gross profit/(loss) excluding adjustments to profitability from certain existing customer contracts which are deemed unique and highly unusual), is a supplemental measure of our performance that is not required by, or presented in accordance with U.S. GAAP. The company defines Adjusted Gross Profit/(Loss) excluding adjustments to profitability of certain existing contracts that are not reflective of the Company’s ongoing or expected future operational performance due to their review of strategic alternatives for its structures assembly business, which could include a potential sale of that portion of the business. Such excluded adjustments do not consist of items that are considered normal or recurring in the course of continued business operations. Adjusted Gross margin represents Adjusted Gross Profit/(Loss) expressed as a percentage of adjusted net revenues.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

Adjusted Net Income (calculated as net income excluding adjustments to profitability from certain existing customer contracts which are deemed unique and highly unusual), is a supplemental measure of our performance that is not required by, or presented in accordance with U.S. GAAP. The company defines Adjusted Net Income excluding adjustments to profitability of certain existing contracts that are not reflective of the Company’s ongoing or expected future operational performance due to their review of strategic alternatives for its structures assembly business, which could include a potential sale of that portion of the business. Such excluded adjustments to profitability to future contracts do not consist of items that are considered normal or recurring in the course of continued business operations.

The Company defines Adjusted EPS as diluted earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted Net Revenues, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during 2025 and in future years; expectations in 2025 and in future periods of revenues, Adjusted Net Revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted Net Income, Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Investor / Media Contact:
Willard C. Station
Executive Vice President, Chief Financial Officer
Investor.Relations@albint.com